Exhibit 99.1

NuPathe Granted Financial Viability Exception by NASDAQ

CONSHOHOCKEN, PA — October 12, 2012 — NuPathe Inc. (NASDAQ: PATH), a specialty pharmaceutical company focused on the development and commercialization of branded therapeutics for diseases of the central nervous system, today announced that NASDAQ granted the Company’s request for a financial viability exception to the stockholder approval requirements applicable to the $28 million private placement financing announced by the Company on September 25, 2012.  The Company applied to NASDAQ for this exception because it determined that the delay that would be necessary in order to seek and obtain stockholder approval would seriously jeopardize the financial viability of the Company.  The Company’s Audit Committee and Board of Directors approved the Company’s reliance on this exception.

As a result of this exception, the Company expects to close the financing during the week of October 22, 2012, subject to satisfaction of the other closing conditions contained in the purchase agreement relating to the financing.

About NuPathe

NuPathe Inc. is a specialty pharmaceutical company focused on innovative neuroscience solutions for diseases of the central nervous system including neurological and psychiatric disorders. NuPathe’s lead product candidate, Zecuity™ (also referred to as NP101) is an active, single-use, transdermal sumatriptan patch being developed for the treatment of migraine. In addition to NP101, NuPathe has two proprietary product candidates based on its LAD™, or Long-Acting Delivery, biodegradable implant technology that allows delivery of therapeutic levels of medication over a period of months with a single dose. NP201, for the continuous symptomatic treatment of Parkinson’s disease, utilizes a leading FDA-approved dopamine agonist, ropinirole, and is being developed to provide up to two months of continuous delivery. NP202, for the long-term treatment of schizophrenia and bipolar disorder, is being developed to address the long-standing problem of patient noncompliance by providing three months of continuous delivery of risperidone, an atypical antipsychotic. NuPathe is actively seeking partnerships to maximize the commercial potential for its product candidates in the U.S. and territories throughout the world.

For more information about NuPathe, please visit our website and our blog at www.nupathe.com. You can also follow us on StockTwits (stocktwits.nupathe.com), Twitter (twitter.nupathe.com), SlideShare (slideshare.nupathe.com) and LinkedIn (linkedin.nupathe.com).

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to: NuPathe’s ability to satisfy the closing conditions and complete the referenced financing; NuPathe’s partnering plans for its product candidates; the potential benefits of, and commercial opportunity for, NuPathe’s product candidates; and other statements relating to NuPathe’s future operations, performance, financial condition, beliefs, plans or objectives.

Forward-looking statements are based upon NuPathe’s current expectations, plans and beliefs and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and events to differ materially and adversely from those indicated by such statements including, among others: NuPathe’s ability to satisfy the closing conditions and complete the financing; NuPathe’s ability to continue operations until the closing of the financing; FDA approval of Zecuity; the extent to which the FDA may request or require additional information, studies or redesign of Zecuity; varying interpretation of study and market data; and the other factors discussed in NuPathe’s Annual Report on Form 10-K for the year ended December 31, 2011, under the caption “Risk Factors” and elsewhere in such report, which is available on NuPathe’s website at

www.nupathe.com in the “Investor Relations — SEC Filings” section. While NuPathe may update certain forward-looking statements and Risk Factors from time to time, NuPathe specifically disclaims any obligation to do so, whether as a result of new information, future developments or otherwise. You are cautioned not to place undue reliance on any forward-looking statements.

Contact Information:

John Woolford

Westwicke Partners, LLC

(443) 213-0506

john.woolford@westwicke.com

Keith A. Goldan

Vice President & Chief Financial Officer

NuPathe Inc.

(484) 567-0130

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